Exhibit 5.1

                                  Letterhead of
                         Ellenoff Grossman & Schole LLP
                        370 Lexington Avenue, 19th Floor
                            New York, New York 10017

Dated as of May 12, 2006

Velocity Asset Management, Inc.
48 S. Franklin Turnpike, 3rd Floor
Ramsey,  New Jersey  07446
Attn: The Board of Directors

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form SB-2 (File No. 333-130056), as amended (the "Registration Statement") filed by Velocity Asset Management, Inc. (the "Company"), a Delaware corporation, under the Securities Act of 1933, as amended (the "Act"), providing for the registration of the sale of the following securities (collectively, sometimes referred to as the "Securities") of the Company:

            (i) 1,000,000 shares ("Shares") of Series A Convertible Preferred Stock, par value $.001 ("Series A Stock");

            (ii) shares of common stock of the Company, par value $0.001 per share (the "Common Stock"), issuable upon conversion of the Series A Stock;

            (ii) up to 150,000 shares of Series A Stock which Anderson & Strudwick (the "Underwriter") will have a right to purchase from the Company to cover over-allotments, if any, (the "Over-Allotment Shares");

            (iii) Series A Stock Warrants issued to the Underwriter (the "Underwriter Warrants") to purchase up to 100,000 shares of Series A Stock which the Underwriter will have the right to purchase for its own account or that of its designees; and

            (iv) up to 100,000 shares of Series A Stock (the "Underwriter Shares") issuable upon exercise of the Underwriter's Warrant.

         We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. The Series A Stock will be established by the Company pursuant to a Certificate of Designations to be filed as an amendment (the "Certificate of Designation") to the Company's Certificate of Incorporation to be filed on the effective date of the Registration Statement with the Secretary of State of Delaware ("SSD").

         We have further assumed that, at and prior to the time of the sale and delivery of any Securities pursuant to the Registration Statement, (a) the Board of Directors of the Company (the "Board") will have duly established the rights, powers, privileges and preferences and other terms of the Series A Stock, (b)
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the resolutions adopted by the Board relating to the issuance of Securities prior to the date hereof have not have been amended, modified or rescinded in any way that is relevant to the matters addressed in this opinion, and (c) there has not occurred any change in law adversely affecting the power of the Company to offer and sell the Securities or the validity of the Securities. We have assumed for purposes of this opinion that that the number of shares of Series A Stock or underlying shares of Common Stock to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of shares authorized in the Certificate of Incorporation, as then amended, restated or supplemented, and unissued (and not otherwise reserved for issuance) at such time. We have also assumed that prior to the sale of the Series A Stock, the Certificate of Designation will have been filed with the SSD and the SSD shall have issued a Certificate of Amendment with respect to the Certificate of Designation.

         Based upon the foregoing, we are of the opinion that:

            1. Shares. When the Registration Statement becomes effective under the Act, the terms of the sale of the Shares have been duly established in conformity with the Company's certificate of incorporation and the Shares have been duly issued and sold as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

            2. Common Stock. When (a) the Registration Statement becomes effective under the Act, and (b) the Common Stock has been issued and sold upon the terms and conditions set forth in the Registration Statement and the Certificate of Designation, then such Common Stock will be legally issued, fully paid and non-assessable.

            2. Underwriters Warrant. When the Registration Statement becomes effective under the Act, when the terms of the Underwriter Warrant and of its issuance and sale are duly established and the Underwriter Warrant is duly executed and issued, delivered, sold and paid for, as contemplated by the Registration Statement, such Underwriter Warrant will be validly issued, fully paid and non-assessable.

            3. Underwriter's Shares. When the Registration Statement becomes effective under the Act, when the terms of the Underwriter Warrant are duly established and the Underwriter's Warrant is duly executed and delivered, the Underwriter Shares underlying such Underwriter Warrants, when duly issued, delivered, sold and paid for upon exercise of such Underwriter Warrant, as contemplated by the Underwriter Warrant, such Underwriter Shares will be validly issued, fully paid and non-assessable.

         We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

                                            Very truly yours,

                                            /s/ ELLENOFF GROSSMAN & SCHOLE LLP
                                            ----------------------------------
                                            Ellenoff Grossman & Schole LLP